Exhibit 99.1

DANIELSON HOLDING CORPORATION
REPORTS 2005 FIRST QUARTER RESULTS

FAIRFIELD, NJ, May 5, 2005 – Danielson Holding Corporation (AMEX: DHC) yesterday filed its Form 10-Q for the quarter ended March 31, 2005 with the Securities and Exchange Commission. Attached is the following first quarter summary information:

•	Business segment summary income statements
•	Operating cash available to service corporate debt of Danielson’s subsidiary, Covanta Energy Corporation
•	Covanta Adjusted EBITDA for the twelve months ended March 31, 2005

For the quarter ended March 31, 2005, Danielson reported Consolidated Net Income of $10.3 million, or $0.13 per diluted share, including a net gain of $2.4 million attributable to a stock warrant held by Danielson. Total Energy Operating Revenues were $170.9 million and total Insurance Operating Revenues were $4.0 million for the first quarter of 2005.

“Our first quarter financial results fell in line with our expectations as Covanta continues to generate solid results,” stated Anthony J. Orlando, President and Chief Executive Officer of Danielson. “We are looking forward to expanding our success with the acquisition of American Ref-Fuel which we continue to expect will close by the end of this quarter.”

Energy Segment

Of the Total Energy Operating Revenues Danielson reported for the first quarter of 2005, $135.0 million were attributable to Covanta’s domestic operations and $36.0 million were attributable to international operations.

In the first quarter of 2005, Danielson reported operating income of $13.7 million, with domestic providing $8.4 million and international providing $5.3 million.

For the quarter ended March 31, 2005, after-tax cash generated for Covanta domestic recourse debt and letter of credit fees was $10.9 million which was better than expected given the seasonality of our business that usually causes the first quarter cash flow to be the lowest of the year. This improvement is largely attributable to changes in working capital. For the same period, Covanta’s international businesses utilized $3.1 million in after-tax cash. This use of cash in the first quarter is typical given that our international projects normally receive distributions during the second and fourth quarters.

Attached is a calculation of Covanta’s Adjusted EBITDA for the twelve months ended March 31, 2005, which totals $233.7 million. The presentation of Adjusted EBITDA is intended to add to the usefulness of the financial information by providing a measure which management uses as an indicator of Covanta’s ability to meet prospective financial covenants.

Conference Call Information

Danielson Holding Corporation will host a conference call to discuss its first quarter results on Monday, May 9, 2005 at 4:00 pm Eastern Time. A question and answer session will follow prepared remarks. To participate, please dial 1-800-946-0713 10 minutes prior to the scheduled start of the call. The conference call will also be webcast live on Danielson’s website at www.danielsonholding.com. Danielson’s Quarterly Report on Form 10-Q is currently available on the Investor Relations page of Danielson’s website under SEC Filings.

About Danielson Holding

Danielson Holding Corporation is an American Stock Exchange listed company, engaging in waste disposal, energy services and specialty insurance through its subsidiaries. Danielson’s subsidiary, Covanta Energy Corporation, is an internationally recognized owner and operator of waste-to-energy and power generation projects. Covanta’s waste-to-energy facilities convert municipal solid waste into renewable energy for numerous communities, predominantly in the United States.

NOTE: Danielson’s charter contains restrictions that prohibit parties from acquiring 5% or more of Danielson’s common stock without its prior consent.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Danielson Holding Corporation (“DHC”) and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project”, “may”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. DHC cautions investors that any forward-looking statements made by DHC are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to DHC, include, but are not limited to, the risks and uncertainties affecting their businesses described in Item 1 of DHC’s Annual Report on Form 10-K for the year ended December 31, 2004, and in other securities filings by DHC.

Although DHC believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of its forward-looking statements. DHC’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this communication are made only as of the date hereof and DHC does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Contact:	Lou Walters 973-882-7260	Doreen Lubeck 773-583-4331

Danielson Holding Company
Business Segment Information
For the Three Months Ended March 31, 2005 and 2004
{In thousands of dollars, except per share amounts}

	Energy Domestic	Energy International	Total Energy	Insurance	Parent	Consolidated
For the Three Months Ended March 31, 2005
Revenues	$134,967	$35,969	$170,936	$4,001	$100	$175,037
Expenses	126,585	30,649	157,234	3,844	—	161,078

Income from Operations	8,382	5,320	13,702	157	100	13,959

Other
Interest (Expense) — Net	(7,991)	(1,551)	(9,542)	—	—	(9,542)
Gain on derivative instrument, unexercised warrant			—		3,718	3,718

Income before Equity in Net Income of Unconsolidated Investments, Income Taxes, and Minority Interests	391	3,769	4,160	157	3,818	8,135

Equity in Net Income of Unconsolidated Investments	88	6,372	6,460	—	—	6,460
Income Taxes	(154)	(2,124)	(2,278)	(8)	(456)	(2,742)
Minority Interests	(78)	(1,472)	(1,550)	—	—	(1,550)

Net Income	$247	$6,545	$6,792	$149	$3,362	$10,303
				Earnings Per Share:		$0.13
				{Fully Diluted}

For the Three Months Ended March 31, 2004
	See Note 1 Below

Revenues	$29,797	$9,179	$38,976	$6,899	$86	$45,961
Expenses	28,015	6,487	34,502	6,795	779	42,076

Income (Loss) from Operations	1,782	2,692	4,474	104	(693)	3,885
Other
Interest (Expense) — Net	(2,252)	(359)	(2,611)	—	(4,273)	(6,884)

Income (Loss) before Equity in Net Income of Unconsolidated Investments, Income Taxes, and Minority Interests	(470)	2,333	1,863	104	(4,966)	(2,999)

Equity in Net Income of Unconsolidated Investments	479	(326)	153		83	236
Income Taxes	308	(786)	(478)	—	1,625	1,147
Minority Interests	(278)	(279)	(557)	—	—	(557)

Net Income (Loss)	$39	$942	$981	$104	$(3,258)	$(2,173)

				Earnings Per Share:		$(0.04)
				{Fully Diluted}

1.	Danielson Holding Corporation acquired Covanta Energy Corp. on 3/10/04. Accordingly, the Covanta Energy Corp. information includes only the successor period from 3/10/04 through 3/31/04. For comparative purposes, Covanta’s predecessor period from 1/1/04 through 3/10/04 had revenue, operating income and net income of $143.2 million, $10.3 million, and $29.6 million respectively.

2.	The operating income for Covanta Energy Corp. shown above differs from the operating income for Covanta Energy Corp. shown in Table 2, due to certain adjustments made in the consolidation of Danielson Holding Corporation’s Form 10-Q period ending March 31, 2005.

Non-GAAP Financial Measures—Cash available to pay corporate debt and letter of credit fees

The following summarizes unaudited non-GAAP financial information for Covanta Energy Corporation (“Covanta”). Certain items are included that are not measured under U.S. generally accepted accounting principles (“GAAP”) and are not intended to supplant the information provided in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. The following information should be read in conjunction with the audited consolidated financial statements of Danielson Holding Corporation and the notes thereto as filed in its Annual Report on Form 10-K, as amended, for the year ended December 31, 2004 and the unaudited financial statements and notes thereto as filed in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

Covanta’s domestic business segment and its international business segment must each generate substantial cash flow from operations, upon which they depend as an important source of liquidity to pay project operating and capital expenditures, project debt, taxes, corporate operating expenses, and corporate debt and letter of credit fees. Management believes that a useful measure of the sufficiency of Covanta’s cash generated from operations is that amount available to pay corporate debt service and letter of credit fees after all other obligations are paid.

The following table provides additional information with respect to cash available to pay Covanta’s corporate debt and letter of credit fees, for the period January 1, through March 31, 2005 in thousands of dollars.

COVANTA OPERATING CASH AVAILABLE
TO SERVICE COVANTA RECOURSE DEBT
FOR THE PERIOD JANUARY 1, 2005 THROUGH March 31, 2005

(In thousands of dollars)	DOMESTIC	CPIH	CONSOLIDATED
Operating Income	$7,610	$5,256	$12,866
Depreciation and Amortization	14,975	2,181	17,156
Change in unbilled service receivables	3,918	—	3,918
Project debt principal repaid	(26,573)	(3,678)	(30,251)
Change in restricted funds held in trust	(912)	(4,613)	(5,525)
Change in restricted funds for emergence costs	8,329	—	8,329
Change in accrued emergence costs	(8,329)	—	(8,329)
Change in other liabilities	(1,083)	4,434	(2,517)
Distributions to minority partners	(980)	(382)	(1,362)
Amortization of premium and discount	(2,802)	—	(2,802)
Investments in facilities	(5,119)	(102)	(5,221)
Change in other assets	23,415	869	24,284

Cash generated for recourse debt and letter of credit fees, pre-tax	12,449	(1,903)	10,546

Corporate income taxes paid:
Foreign	—	(1,197)	(1,197)
State	(1,346)	—	(1,346)
Federal	(180)	—	(180)

Corporate income taxes paid	(1,526)	(1,197)	(2,723)

Cash generated for recourse debt and letter of credit fees, after taxes	10,923	(3,100)	7,823

Cash balance, beginning of period	63,123	14,989	78,112

Cash available for recourse debt and letter of credit fees	74,046	11,889	85,935

Recourse debt service and letter of credit fees paid — net	(12,465)	(1,136)	(13,601)
Payment of principal recourse debt	(28)	(572)	(600)
Change in funds deposited into escrow to collateralize letters of credit	(13,722)	—	(13,722)

Cash balance, end of period	$47,831	$10,181	$58,012

Reconciliation of cash generated for corporate debt and letter of credit fees after taxes to cash provided by operating activities for the period January 1, 2005 through March 31, 2005

(in thousands of dollars):
Cash generated for recourse debt and letter of credit fees after taxes	$7,823
Investment in facilities	5,221
Distribution to minority partners	1,362
Change in restricted funds held in trust	5,525
Payment of project debt	30,251
Recourse debt service and letter of credit fees paid — net	(13,601)
Other cash provided in investing activities	857

Cash provided by operating activities for the period January 1, 2005 to March 31, 2005	$37,438

Non-GAAP Financial Measures—Adjusted EBITDA

The following summarizes unaudited non-GAAP financial measures for Covanta. Certain items are included in the table below that are not measured under GAAP and are not intended to supplant other information provided by Covanta in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. The following information should be read in conjunction with the audited consolidated financial statements of Danielson Holding Corporation and the notes thereto as filed in its Annual Report on Form 10-K, as amended, for the year ended December 31, 2004 and the unaudited financial statements and notes thereto as filed in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. Adjusted EBITDA means, for any period, EBITDA plus additional items deducted from net income, as provided below, that have been made to EBITDA. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of Covanta’s performance or any other measures of performance derived in accordance with GAAP. The presentation of Adjusted EBITDA is intended to enhance the usefulness of the financial information by providing a measure which management uses as an indicator of Covanta’s ability to meet prospective financial covenants. Adjusted EBITDA for the period set forth below is reconciled to net income, which is believed to be the most directly comparable measure of GAAP.

Covanta Trailing Twelve Months Adjusted EBITDA
For the Period April 1, 2004 Through March 31, 2005

Trailing
(dollars in thousands)	12 Months
Ended
March 31, 2005
Net income	$36,185
Depreciation and amortization	69,482
Net interest on project debt	39,944
Net interest on corporate debt	39,769
Income tax expense	25,122
Minority interests	8,130
Change in unbilled service receivables	13,448
Non-cash compensation	1,920
Non-recurring expenses:
Gain on sale of businesses	(251)

Adjusted EBITDA — Trailing twelve months	$233,749

Footnotes:

1. Adjusted EBITDA is defined in connection with the underwriting of the Company’s financing for the acquisition of American Ref-Fuel Holdings Corp.

2. In connection with the underwriting, the Company has committed to maintain a minimum combined level (including American Ref-Fuel Holdings Corp.) of Adjusted EBITDA on a trailing twelve month basis through the date of the financing.